Exhibit 99.1

PRGX Completes Acquisition of Cost & Compliance Associates

ATLANTA, February 23, 2017 — PRGX Global, Inc. (Nasdaq: PRGX), a global leader in Recovery Audit and Spend Analytics services, today announced it has completed its acquisition of substantially all of the assets of Cost & Compliance Associates (C&CA), a commercial Recovery Audit and Contract Compliance firm with operations in the US and the UK.

“We are pleased to announce that we have closed the C&CA acquisition. The addition of C&CA brings tremendous value to PRGX, including a rich set of global clients and a skilled and experienced team led by Bob Donohue. This acquisition further strengthens our position in commercial Recovery Audit and Contract Compliance services,” said Ron Stewart, PRGX president and chief executive officer. “As we integrate C&CA into our company, we will look to unlock opportunities to provide our expanded service offerings in Supplier Information Management (SIM) and Source-to-Pay (S2P) Analytics to C&CA’s world class clients,” concluded Stewart.

“We are excited about joining PRGX,” said Bob Donohue, founder of C&CA and Vice President – Commercial & Contract Compliance at PRGX. “We see a great cultural fit for our clients and our employees as we begin this new chapter as part of PRGX. I am very confident that our clients will find great value in our combined suite of Recovery Audit, Contract Compliance, SIM and Analytics services,” concluded Donohue.

Further details regarding the terms of the transaction will be available in the Current Report on Form 8-K to be filed by PRGX with the U.S. Securities and Exchange Commission.

In connection with the closing of the C&CA acquisition, PRGX is granting options to purchase a total of 100,000 shares of its common stock to six employees joining PRGX from C&CA, including 25,000 options to Mr. Donohue. The options will have a per share exercise price equal to the closing price of PRGX’s common stock on February 24, 2017. Subject to the respective employee’s continued employment with PRGX, the options granted to Mr. Donohue will vest ratably over three years (one-third on each anniversary of the grant date) and the remaining options will vest in full on February 24, 2020. The options also vest in full in the event of a change in control of PRGX, provided the employee has been continuously employed by PRGX until such event.

The grants were approved by the compensation committee of PRGX’s board of directors, which committee is comprised solely of independent directors, and were granted as an inducement material to the employees entering into employment with PRGX in accordance with Nasdaq Listing Rule 5635(c)(4).

About PRGX

PRGX Global, Inc. is a global leader in Recovery Audit and Spend Analytics services. With over 1,400 employees, the company serves clients in more than 30 countries and provides its services to 75% of the top 20 global retailers and over 20% of the top 50 companies in the Fortune 500. PRGX delivers more than $1 billion in cash flow improvement for its clients each year. The creator of the Recovery Audit industry more than 40 years ago, PRGX continues to innovate through technology and expanded service offerings. In addition to Recovery Audit, the company provides Contract Compliance, Spend Analytics and Supplier Information Management services to improve clients’ financial performance and manage risk. For additional information on PRGX, please visit www.prgx.com.

Forward-Looking Statements

In addition to historical information, this press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the anticipated benefits from the C&CA acquisition, the company’s overall condition and growth prospects, the company’s execution of its transformation strategy, the company’s investments in, and opportunities associated with, its growth platforms, including its supplier information services business. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could affect the company’s future performance include revenue that does not meet expectations or justify costs incurred, the company’s ability to develop material sources of new revenue in addition to revenue from its core Recovery Audit services, changes in the market for the company’s services, the company’s ability to retain and attract qualified personnel, the company’s ability to integrate recent and future acquisitions, the company’s ability to integrate the C&CA business, uncertainty in the credit markets, the company’s ability to maintain compliance with its financial covenants, client bankruptcies, loss of major clients, and other risks generally applicable to the company’s business. For a discussion of other risk factors that may impact the company’s business, please see the company’s filings with the Securities and Exchange Commission, including its Form 10-K filed on March 15, 2016. The company disclaims any obligation or duty to update or modify these forward-looking statements.

Contact:

Michele Mahon

(770) 779-3212

michele.mahon@prgx.com